Exhibit  23.1          Consent of Malone and Bailey, PLLC



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 12, 2001 included in the Hyperdynamics Corporation Form 10-KSB for the year ended June 30, 2001.


/s/  Malone and Bailey, PLLC
Houston,  Texas
December 5, 2001


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